UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
 of 1934 (Amendment No. ____)

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

GVC VENTURE CORP.
(Name of Registrant as Specified in Its Charter)

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PRELIMINARY COPY — SUBJECT TO COMPLETION

NOTICE OF ACTION BY WRITTEN CONSENT
OF THE MAJORITY STOCKHOLDERS OF
AND
INFORMATION STATEMENT FOR

GVC VENTURE CORP.
One Allen Center, Suite 110
700 Central Expressway South
Allen, Texas 75013

TO BE EFFECTIVE ON ____________, 2009
 DATE FIRST MAILED TO STOCKHOLDERS: ____________, 2009

RE: Notice of Action by Written Consent of Stockholders in Lieu of a Special Meeting

Dear Stockholder:

We hereby give you notice of, and this information statement is being distributed in connection with, an action by written consent (the “Written Consent”) of the majority stockholders of GVC Venture Corp., a Delaware corporation (“GVC,” “we,” “us,” “our” or the “Company”), taken on November 13, 2009.

The matters upon which action by written consent of the majority stockholders of GVC (collectively, the “Proposals”) was taken are:

(1)	Restatement of our certificate of incorporation to provide for a change of the Company’s name to Halo Companies, Inc., as reflected in Annex A to this information statement.

(2)	Restatement of our certificate of incorporation to increase the number of authorized shares of our common stock from 50 million to 375 million, as reflected in Annex A to this information statement.

(3)	Restatement of our certificate of incorporation to eliminate the 80% voting threshold requirements for certain corporate actions, as reflected in Annex A to this information statement.

(4)	Restatement of our certificate of incorporation to modify certain provisions relating to the terms of directors, as reflected in Annex A to this information statement.

(5)
Amendment of our restated certificate of incorporation to effect a 7.57 for one (7.57:1) reverse stock split on our outstanding common stock as of November 13, 2009, as reflected in Annex B to this information statement.

(6)	Amendment of our bylaws, as reflected in Annex C to this information statement.

The Written Consent will be effective on November 13, 2009. Please review this information statement for a more complete description of these matters.

Under the Delaware General Corporation Law, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of our outstanding common stock is sufficient under the Delaware General Corporation Law and our certificate of incorporation and bylaws to approve the actions described above. Accordingly, the actions described above will not be submitted to you and our other stockholders for a vote. This letter and the accompanying information statement are intended to notify you of the aforementioned stockholder actions in accordance with applicable Securities and Exchange Commission (the “SEC”) rules as a result of the registration of our common stock with the SEC. Pursuant to applicable SEC rules, these corporate actions will be effective 20 calendar days after the date of the initial mailing of the accompanying information statement, or on or about ____________, 2009.

Under Section 228(e) of the Delaware General Corporation Law, where stockholder action is taken without a meeting by less than unanimous written consent, prompt notice of the taking of such corporate action must be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in subsection (c) of Section 228. This letter is also intended to serve as the notice required by Section 228(e) of the Delaware General Corporation Law.

An information statement containing a detailed description of the matters adopted by written consent in lieu of a special meeting of stockholders accompanies this notice. You are urged to read the information statement in its entirety for a description of the actions taken by the holders of a majority of the voting power of the Company.  HOWEVER, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  We are only furnishing you an information statement as a matter of regulatory compliance with the SEC rules. No action is required of you. The Company will mail this information statement to stockholders on or about ____________, 2009.

By order of the Board of Directors,

/s/ T. Craig Friesland
     Chief Legal Officer and Corporate Secretary

Allen, Texas
____________, 2009

INFORMATION STATEMENT
CORPORATE ACTION TAKEN
QUESTIONS AND ANSWERS
BACKGROUND
PROPOSAL 1 – APPROVAL OF THE RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF OUR COMPANY
PROPOSAL 2 -- APPROVAL OF THE RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
PROPOSAL 3 – APPROVAL OF THE RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO ELIMINATE THE 80% VOTING THRESHOLD FOR CERTAIN CORPORATE ACTIONS
PROPOSAL 4 – APPROVAL OF THE RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO MODIFY PROVISIONS RELATED TO TERMS OF DIRECTORS
PROPOSAL 5 – APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 7.57 FOR ONE (7.57:1) REVERSE STOCK SPLIT OF OUR COMMON STOCK
PROPOSAL 6 – APPROVAL OF THE AMENDMENT OF OUR BYLAWS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
HOUSEHOLDING OF MATERIALS
WHERE TO FIND ADDITIONAL INFORMATION

GVC VENTURE CORP.
 One Allen Center, Suite 110
700 Central Expressway South
Allen, Texas 75013

INFORMATION STATEMENT

CORPORATE ACTION TAKEN

Approval by Our Board of Directors

Our Board of Directors has determined that the Proposals are advisable and in our best interests. On November 10, 2009, our Board of Directors approved the Proposals, subject to stockholder approval.

Action by Written Consent

On November 13, 2009, senior executives of the Company delivered to the Company an executed written consent of stockholders approving each of the Proposals (the “Written Consent”), in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”).  Our Board of Directors has fixed 5:00 p.m. CST on November 13, 2009 (the “Record Date”) as the record date for the determination of holders of the Company’s Common Stock and Series Z Preferred Stock entitled to notice of the action by written consent.  As of the Record Date, senior executives of the Company beneficially owned approximately 99% of the Company’s issued and outstanding Series Z Preferred Stock, representing approximately 94% of the combined voting power of the Company’s Common Stock and Series Z Preferred Stock.

ACTION BY WRITTEN CONSENT; NO VOTE REQUIRED

As the Proposals have been duly authorized and approved by the written consent of the holders of at least a majority of our issued and outstanding voting securities, we are not seeking any consent, authorization or proxy from you.  Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval by at least a majority of the outstanding voting power of our shares of common stock present and voting on the matter at a meeting would be required to approve the Proposals, which approval has been duly secured by written consent executed and delivered to us by senior executives of the Company, as noted above.

As of the Record Date, there were issued and outstanding: (i) 14,194,516 shares of Common Stock, entitled to one vote per share, and (ii) 896,781 shares of Series Z Preferred Stock, entitled to 340.668384 votes per share.  On November 13, 2009, senior executives of the Company owned, directly and indirectly, beneficially owned approximately 99% of the Company’s issued and outstanding Series Z Preferred Stock, representing approximately 94% of the combined voting power of the Company’s Common Stock and Series Z Preferred Stock.  Accordingly, the Written Consent executed by senior executives of the Company pursuant to DGCL Section 228 and delivered to us is sufficient to approve the Proposals and no further stockholder vote or other action is required.

The General Corporation Law of the State of Delaware does not provide for dissenters’ rights of appraisal in connection with any of the Proposals.

QUESTIONS AND ANSWERS

Q:	Why did I receive the information statement?

A:
We sent you the information statement as a matter of regulatory compliance with SEC rules and Delaware law, to inform you of the actions taken by the holders of a majority of the Company’s outstanding Series Z Preferred Stock by written consent in lieu of a special meeting.  A majority of the Company’s issued and outstanding Series Z Preferred Stock represents a majority of the combined voting power of the Company’s Common Stock and Series Z Preferred Stock.

Q:	Who sent me this information statement?

A:	The information statement was sent to you and paid for by the Company.

Q:	When was this information statement mailed or made available to stockholders?

A:	This information statement was first mailed or made available to stockholders on or about ___________, 2009.

Q:	What is an action taken by written consent?

A:
Pursuant to Delaware law, any action required to be taken at an annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent in writing is signed by the holders of the outstanding stock having more than the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted.

Q:	Why was there no special meeting?

A:
Because Delaware law allows action to be taken by written consent in lieu of a special meeting, and holders of a majority of our outstanding shares of Series Z Preferred Stock acted by written consent, a special meeting was not necessary.  A majority of the Company’s issued and outstanding Series Z Preferred Stock represents a majority of the combined voting power of the Company’s Common Stock and Series Z Preferred Stock.

Q:	What actions were taken by written consent in lieu of a special meeting?

A:
The holders of a majority of our outstanding Series Z Preferred Stock executed a written consent approving the several proposals, related to restatement of the Company’s certificate of incorporation to effect a reverse split, amendment of the restated certificate of incorporation, and amendment of the Company’s bylaws.  A majority of the Company’s issued and outstanding Series Z Preferred Stock represents a majority of the combined voting power of the Company’s Common Stock and Series Z Preferred Stock.

Q:	Do I need to vote on these matters?

A:
No. Since holders of a majority of our Series Z Preferred Stock have already executed a written consent in lieu of a special meeting, your vote is not necessary.  A majority of the Company’s issued and outstanding Series Z Preferred Stock represents a majority of the combined voting power of the Company’s Common Stock and Series Z Preferred Stock.

Q:	How many votes were required to approve the proposals?

A:
The approval and adoption of the action taken by written consent in lieu of a special meeting requires the consent of the holders of a majority of the combined voting power of the Company’s Common Stock and Series Z Preferred Stock.

Q:	How many shares were voted for the actions?

A:
The record date for the action taken by written consent is November 13, 2009.  We had 14,194,516 shares of Common Stock, entitled to one vote per share, and (ii) 896,781 shares of Series Z Preferred Stock, entitled to 340.668384 votes per share, on the record date.  The holders of approximately 99% of the Company’s issued and outstanding Series Z Preferred Stock, representing approximately 94% of the combined voting power of the Company’s Common Stock and Series Z Preferred Stock entitled to vote on November 13, 2009, executed a written consent in lieu of a special meeting.  The written consent of the holders of a majority of the combined voting power of the Company’s Common Stock and Series Z Preferred Stock will be sufficient under Delaware General Corporation Law and our certificate of incorporation and bylaws to approve the actions described above.

Q:	When will the corporate actions be effected?

A:
Pursuant to applicable SEC rules, the earliest date on which this corporate action may be effected is 20 calendar days after the date of the initial mailing of this information statement. Accordingly, we anticipate the actions taken by written consent to be effective on or about ___________, 2009.

Q:	Am I entitled to dissenter’s rights?

A:	No.

PROPOSAL 1 – APPROVAL OF THE RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF OUR COMPANY

We are restating our certificate of incorporation to change our Company’s name from GVC Venture Corp. to Halo Companies, Inc.

Our Board of Directors has authorized the change in our Company’s name to Halo Companies, Inc. to more closely align our business with that of Halo Group, Inc., with whom we effected a merger on September 30, 2009.

The voting and other rights that accompany our securities will not be affected by the change in our corporate name.  Our stock symbol, which is currently “GPAX.OB” and our CUSIP number will both change as a result of our name change.  Stockholders may, but need not, exchange their certificates to reflect the change in corporate name.  Your existing certificate will continue to represent shares of our common stock as if our name had not changed.  Our transfer agent will issue stock certificates with our new name as stock certificates are sent in upon transfers of shares by our existing stockholders.

We intend to file the Restated Certificate of Incorporation with the Secretary of the State of Delaware promptly after the twentieth day after the date this information statement has been sent to stockholders.  With the approval of our majority stockholders, the Restated Certificate of Incorporation will become effective upon filing with the Secretary of State of Delaware.

PROPOSAL 2 -- APPROVAL OF THE RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

We are restating our certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 375,000,000 and, accordingly, to increase the total number of authorized shares of capital stock from 51,000,000 to 376,000,000.  This increase in the number of authorized shares is reflected in Article FOURTH of Annex A to this information statement.

Reasons for the Share Increase

Pursuant to an Agreement and Plan of Merger dated September 17, 2009 (the “Merger Agreement”), by and among the Company, GVC Merger Corp., a Texas corporation and wholly owned subsidiary of the Company and Halo Group, Inc., a Texas corporation (“Halo Group”), GVC Merger Corp. merged with and into Halo Group, with Halo Group remaining as the surviving corporation and becoming a subsidiary of the Company (the “Merger”).  The Merger was effective as of September 30, 2009, upon the filing of a certificate of merger with the Texas Secretary of State.

Pursuant to the Merger Agreement, 40,355,129 outstanding shares of Halo Group common stock were exchanged for 896,781 shares of the Company’s Series Z preferred stock, which, in turn, are convertible into 305,504,813 shares of GVC common stock.  In addition, holders of Halo Group’s outstanding shares of preferred stock (issued in three series) are to receive, under the terms of the Halo Group preferred stock instruments, upon conversion thereof, shares of the Company’s Series Z preferred stock, which, in turn, would be convertible into shares of the Company’s common stock.  Additionally, Halo Group’s outstanding stock options to purchase shares of Halo Group common stock are exercisable for shares of the Company’s Series Z preferred stock, which, in turn, would be convertible into shares of the Company’s common stock.

Since the Company presently only has 50,000,000 shares of common stock authorized for issuance, of which 14,194,516 shares are currently outstanding, the Company does not have enough shares of common stock to issue upon conversion of the Series Z preferred stock issued to holders of Halo Group common stock, to holders of Halo Group preferred stock upon conversion thereof and to holders of Halo Group stock options upon exercise thereof.  In accordance with the Merger Agreement, the Company will take action to restate its certificate of incorporation to increase the Company’s authorized common stock, in order to have a sufficient number of authorized common stock to permit conversion into common stock of all Series Z preferred stock issued and reserved for issuance and to provide additional shares to be issued in the future for financing and growth.

Effects of the Share Increase

The increase in the authorized number of shares of our common stock will permit our Board to issue additional shares of our common stock without further approval of our stockholders, and our Board does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.  The issuance of additional shares of common stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

The issuance of additional shares of our common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our common stock. It may also adversely affect the market price of our common stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided, the market price of our common stock may increase.

Except as described in this information statement, we have no current plans to issue any of the authorized but unissued shares of our common stock.

Change of Control as a Consequence of the Merger

As a result of the Merger, the outstanding shares of Halo Group common stock were exchanged for shares of the Company’s Series Z preferred stock, which, in turn, will be convertible into an aggregate of 305,504,813 shares of the Company’s common stock.  Were all the presently outstanding Halo Group preferred stock to be converted and all presently outstanding Halo Group stock options to be exercised, Halo Group common stockholders, preferred stockholders and option holders immediately prior to the Merger would own approximately 337,093,630 shares, or 95.96%, of the Company’s common stock outstanding immediately following the Merger and the Company’s stockholders immediately prior to the Merger would own 14,194,516 shares, or 4.04%, of the Company’s common stock outstanding immediately following the Merger.

Pursuant to the terms of the Merger Agreement, the officers and directors of the Company prior to the Merger resigned with the exception of Bernard Zimmerman, who resigned as an officer but remains as a director.  Also pursuant to the terms of the Merger Agreement, Mr. Zimmerman, then the sole director, elected five Halo Group senior executives to the Company’s Board of Directors.

Accordingly, as a result of the change in the Company’s stock ownership and the composition of the Company’s Board of Directors, the Merger has resulted in a change of control of the Company.

PROPOSAL 3 – APPROVAL OF THE RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO ELIMINATE THE 80% VOTING THRESHOLD FOR CERTAIN CORPORATE ACTIONS

On November 13, 2009, subject to stockholder approval, the Board of Directors, believing it to be in the best interest of the Company and its stockholders, authorized amendment of the Company’s certificate of incorporation to eliminate the 80% voting threshold for certain corporate actions.  Accordingly, we are restating our certificate of incorporation to effect such amendment, which is reflected in Article FIFTH of Annex A to this information statement.

Background; Reasons for Eliminating the 80% Voting Threshold for Certain Corporate Actions

Since 1987, when the Company’s certificate of incorporation was last amended and restated, Article FIFTH has provided that the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, is required to effect certain corporate actions.

Consequently, an 80% vote is required to do the following:

1.
Amend or repeal provisions in the Company’s By-Laws which require that action to be taken at a meeting of stockholders may be taken without a meeting only if written consents are signed by at least eighty percent (80%) of the stockholders entitled to vote thereon

2.	Amend or repeal provisions in the Company’s By-Laws which provide for a classified Board of Directors

3.	Amend or repeal provisions in the Company’s By-Laws which establish procedures for notice of Board meetings

4.	Remove one or more or all of the directors of the Corporation for cause

5.	Amend or repeal provisions in the Company’s Certificate of Incorporation which establish a classified Board and establish procedures for Board nominations, the filling of vacancies, and removal

6.	Amend or repeal provisions in the Company’s Certificate of Incorporation and By-Laws which contain the high voting threshold

The 80% voting threshold serves as an anti-takeover measure, which is no longer needed for the Company due to the voting power held by senior management.  Senior executives of the Company beneficially own approximately 99% of the Company’s issued and outstanding Series Z Preferred Stock, representing approximately 94% of the combined voting power of the Company’s Common Stock and Series Z Preferred Stock.  Consequently, senior executives of the Company have sufficient voting power to effect any of the corporate actions for which the voting thresholds were set, in the Company’s Certificate of Incorporation and By-Laws.

Effects of Eliminating the 80% Voting Threshold for Certain Corporate Actions

Elimination of the 80% voting threshold for the corporate actions noted will effectively lower the voting requirement to effect such actions, to a majority vote.

Elimination of the 80% voting threshold in the Company’s Certificate of Incorporation will also permit the removal of directors for reasons other than cause.

Elimination of the 80% voting threshold for the corporate actions noted is not expected to provide any anti-takeover effect.  As senior executives of the Company beneficially own approximately 99% of the Company’s issued and outstanding Series Z Preferred Stock as of November 13, 2009, representing approximately 94% of the combined voting power of the Company’s Common Stock and Series Z Preferred Stock, senior executives of the Company have sufficient voting power to effect any of the corporate actions for which the voting thresholds were set, in the Company’s Certificate of Incorporation and By-Laws.

PROPOSAL 4 – APPROVAL OF THE RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO MODIFY PROVISIONS RELATED TO TERMS OF DIRECTORS

On November 13, 2009, subject to stockholder approval, the Board of Directors, believing it to be in the best interest of the Company and its stockholders, authorized an amendment to the Company’s Certificate of Incorporation to eliminate the classified board provisions.  Accordingly, we are restating our Certificate of Incorporation to effect such amendment.

Background; Reasons for Elimination of the Classified Board Provisions

Since 1987, when the Company’s certificate of incorporation was last amended and restated, Article FIFTH has provided that the directors are to be divided into three classes, designated Class I, Class II and Class III.  The directors of each class were to be elected for three-year terms, and the term of each class was staggered to end in sequential years.  At each annual meeting of stockholders beginning in 1987, successors to directors whose terms expired at that annual meeting were to be of the same class as the directors they succeeded.

These classified board provisions in our certificate of incorporation serve as an anti-takeover measure, which is no longer needed for the Company due to the voting power held by senior management.  Senior executives of the Company beneficially own approximately 99% of the Company’s issued and outstanding Series Z Preferred Stock, representing approximately 94% of the combined voting power of the Company’s Common Stock and Series Z Preferred Stock.  Consequently, senior executives of the Company have an effective veto power on all actions requiring stockholder approval and would have the power to block any transaction causing a change in control of the Company.

Effects of Elimination of the Classified Board Provisions

            Absent the classified board provisions, all members of the Board of Directors shall be elected in accordance with the provisions of the Company’s By-Laws, which provide (as proposed to be amended) that the directors shall be elected by ballot at the annual meeting of stockholders by a plurality of the votes cast, in person or by proxy, by the stockholders entitled to vote, and each director will hold office until the expiration of his term of office and a successor is elected and qualified or his earlier resignation, retirement or removal from office.

The elimination of the 80% classified board provisions from our certificate of incorporation is not expected to provide any anti-takeover effect.  Through their beneficial ownership of approximately 99% of the Company’s issued and outstanding Series Z Preferred Stock, senior executives of the Company have the power to elect the Company’s entire Board of Directors and have an effective veto or “blocking” power on all actions requiring stockholder approval; accordingly, the combined voting power that resides within senior management will serve to frustrate any take-over effort.

PROPOSAL 5 – APPROVAL OF THE RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO EFFECT A 7.57 FOR ONE (7.57:1) REVERSE STOCK SPLIT OF OUR COMMON STOCK

The Company committed to take action to amend our certificate of incorporation to increase our authorized common stock and/or to effectuate a reverse split of our common stock that will be outstanding following the Merger, in order for us to have a sufficient number of authorized common stock to permit conversion into our common stock of all Series Z preferred stock to be issued and reserved for issuance following the Merger, and to provide additional shares to be issued in the future for financing and growth.

Accordingly, the Board of Directors approved a resolution to effect, and we are amending our restated certificate of incorporation to effect a 7.57 for one (7.57:1) reverse stock split.  This reverse stock split is reflected in Annex B to this information statement.

We intend to file a Certificate of Amendment to Restated Certificate of Incorporation with the Secretary of the State of Delaware promptly after the twentieth day after the date this information statement has been sent to stockholders.  With the approval of our majority stockholders, the Certificate of Amendment to Restated Certificate of Incorporation will become effective upon filing with the Secretary of State of Delaware.

Under the reverse stock split each 7.57 shares of our Common Stock will be converted automatically into one (1) share of Common Stock.  To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF ISSUED AND OUTSTANDING SHARES WILL BE SUBSTANTIALLY REDUCED.

Potential Effects of the Reverse Stock Split

Taking into account the issuance of shares of our Common Stock issuable upon conversion of the Company’s Series Z preferred stock pursuant to the Merger, the number of outstanding shares of our Common Stock will increase to 319,699,329.  The conversion of the Company’s Series Z preferred stock into shares of our Common Stock will occur automatically and without any action on the part of the holders thereof, and such conversion will occur simultaneously with the reverse stock split.

The Board of Directors believes that a high number of outstanding shares of our Common Stock may contribute to a lack of investor interest in the Company and also may make it difficult to attract new investors and potential business candidates.

The Board of Directors also believes that the reverse stock split may maintain the price of our Common Stock at a level could help generate interest in the Company among investors and other business opportunities.  However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies is varied.  The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in the ownership of a fractional share.  All stockholders holding a fractional share shall be issued an additional share.

The principal effect of the reverse split will be that the number of shares of Common Stock issued and outstanding will be reduced from 319,699,329 shares to approximately 42,232,408 shares (depending on the number of fractional shares that are issued or cancelled).  The number of authorized shares of Common Stock, as increased to 375,000,000 in accordance with Proposal 2 of this Information Statement, will not be affected by the reverse split.  The following chart depicts the capitalization structure of the Company, both pre- and post-split (the post-split issued shares may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
375,000,000	319,699,329	55,300,671

Post-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
375,000,000	42,232,408	332,767,592

The reverse split will not affect the par value of our Common Stock.  The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable.  The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934.  We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares of our Common Stock than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 7.57). In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares).  Stockholders who hold odd lots typically will experience an increase in the per-share cost of selling their shares, as well as possible greater difficulty in effecting such sales.  For example, brokerage commissions are typically higher for sales of odd lots.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

The reverse stock split would be implemented by filing the Restated Certificate of Incorporation in the form attached as Annex A to this information statement, and the reverse stock split would become effective on the date the Restated Certificate of Incorporation is accepted by the Delaware Secretary of State.

On the effective date of the reverse stock split, each certificate representing shares of the Company’s Common Stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split.

The Company’s transfer agent, Continental Stock Transfer, will act as the exchange agent for purpose of implementing the exchange of stock certificates.  Stockholders of record are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this information statement.  No new certificates will be issued to any holder of Company common stock until the stockholder has surrendered the stockholder’s outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent.  Persons holding their shares of Company common stock in brokerage accounts or in “street name” will not be required to do anything to effect the exchange of stock certificates.

No service charges, brokerage commissions or transfer taxes should be payable by any holder of the Company’s common stock in connection with the exchange of stock certificates, unless a new certificate is to be issued in a name other than the name appearing on the pre-reverse split certificate, in which case the person requesting the issuance will be required to pay any applicable transfer taxes or establish to the Company’s satisfaction that any such taxes have been paid or are not payable, the transfer complies with all applicable state and federal securities laws, and the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

Anti-Takeover Effects of the Reverse Stock Split

The reverse stock split is not expected to provide any anti-takeover effect.  As senior executives of the Company beneficially own approximately 99% of the Company’s issued and outstanding Series Z Preferred Stock as of November 13, 2009, representing approximately 94% of the combined voting power of the Company’s Common Stock and Series Z Preferred Stock, senior executives of the Company have the power to elect the Company’s entire Board of Directors and have an effective veto power on all actions requiring stockholder approval.  Thus, senior executives of the Company would have the power to block any transaction causing a change in control of the Company.  In addition, the reverse stock split will not have any impact on the relative voting rights of the holders of the Company’s common stock (other than the minimal impact resulting from the handling of fractional shares).  As a result, the reverse stock split does not, by itself, have an anti-takeover effect.

The effective increase in our authorized shares resulting from the reverse stock split could potentially be used by management to thwart a take-over attempt.  The over-all effects of the reverse stock split might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management.  Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

While the reduction in the number of shares of common stock issued and outstanding as a result of the reverse stock split may have an anti-takeover effect, it is not intended to do so and the Company is not aware of any specific effort or perceived threat of a takeover.

PROPOSAL 6 – APPROVAL OF THE AMENDMENT OF OUR BY-LAWS

On November 13, 2009, the Board of Directors, believing it to be in the best interest of the Company and its stockholders, authorized amendment of the Company’s By-Laws to effect certain changes.  The amended By-Laws are reflected in Annex C to this information statement.

The Company’s By-Laws provide, in Article VII, that the Board of Directors has the power, concurrent with the power of the stockholders, to make, alter and repeal the By-Laws of the Company by a majority vote of the entire Board.

Background; Reasons for and Effects of Amendment of the By-Laws

The Board has amended the By-Laws to effect the following substantive changes:

1.
Eliminate the provision requiring that action to be taken at a meeting of stockholders may be taken without a meeting only if written consents are signed by at least eighty percent (80%) of the stockholders entitled to vote thereon (addressed in the discussion under Proposal 3)

2.	Eliminate the classified board provisions (addressed in the discussion under Proposal 4)

3.
Eliminate the provisions which require the affirmative vote of at least eighty percent (80%) of the stockholders entitled to vote, in order to amend or repeal other provisions having an 80% voting threshold (addressed in the discussion under Proposal 3)

4.	Provide that a majority of the entire Board of Directors, rather than one-third of the Board, shall constitute a quorum for the transaction of business

5.	Provide for a Chief Executive Officer position within the officer ranks

6.	Provide that the fiscal year of the Corporation may be fixed or changed by resolution of the Board of Directors

As a result of the change in the Company’s stock ownership and the composition of the Company’s Board of Directors, addressed in the discussion under Proposal 2, control of the Company has changed.  The amendment to the Company’s By-Laws to provide that a majority of the entire Board of Directors, rather than one-third of the Board, shall constitute a quorum for the transaction of business, has been effected in order to bring the Company’s By-Laws into conformity with the historical practices of Halo Group.

The amendment to the Company’s By-Laws to provide for a Chief Executive Officer position within the officer ranks, also has been effected in order to bring the Company’s By-Laws into conformity with the historical practices of Halo Group.  Halo Group has both a Chief Executive Officer and a President and that governance structure was replicated within the Company effective as of the closing date of the Merger.

The amendment to the Company’s By-Laws to provide that the fiscal year of the Corporation may be fixed or changed by resolution of the Board of Directors, is consistent with the Board’s desire to set the fiscal year end of the Company to match that of Halo Group.  Accordingly, the Board of Directors has approved a resolution to change the fiscal year end of the Company from June 30 to December 31, and has instructed the Company’s auditors to take actions consistent with such change.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership, as of November 13, 2009, of the Company’s Series Z preferred stock and common stock (including shares of common stock issuable upon conversion of the Series Z preferred stock issued as a result of the Merger), which will be the Company’s only outstanding classes of voting securities, and the voting power resulting from such beneficial ownership, by

•	each stockholder known by the Company to be the beneficial owner of more than 5% of either the Company’s outstanding Series Z preferred stock or common stock;
•	each director of the Company;
•	each executive officer of the Company; and
•	all directors and executive officers of the Company as a group

(See Next Page)

	Amount and Nature of Beneficial Ownership (1)
	Series Z Preferred Stock		Common Stock and Voting Power
Beneficial Owner(1)	Shares	Percent of Class (4)	Shares (5)	Percent of Class (4)(6)

Brandon C. Thompson(2)	456,667	51.8%	155,572,099	48.7%

Jimmy Mauldin(2)	200,311	22.4%	68,239,625	21.4%

Paul Williams(2)	100,000	11.2%	34,066,839	10.7%

T. Craig Friesland(2)	50,000	5.6%	17,033,419	5.3%

Richard G. Morris(2)	45,985(7)	5.1%	15,665,636(7)	4.9%

Scott McGuane(2)	2,778(8)	*	946,377(8)	*

Tony Chron(2)	26,380(9)	3.0%	8,986,832(9)	2.8%

Bernard Zimmerman(3)	0	0	4,700,000	1.5%
Directors and executive officers as a group following the Merger (seven persons)	882,121(10)	97.2%	305,210,737(10)	95.6%

___________________________

(1)   Except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to that owner.

(2)   The address for each such beneficial owner is Suite 110, 700 Central Expressway South, Allen, Texas 75013.

(3)   Such shares are owned by Bernard Zimmerman & Company, Inc., of which Bernard Zimmerman is President and Treasurer and majority stockholder.  The address for such beneficial owner is 18 High Meadow Road, Weston, Connecticut 06883.

(4)   Asterisk indicates that the percentage is less than one percent.

(5)   Each share of Series Z preferred stock issued in the Merger is convertible into 340.668384 shares of common stock and will have 340.668384 votes per share.  The Series Z preferred stock is not initially convertible into common stock, but each share of Series Z preferred stock will automatically be converted into 340.668384 shares of our common stock at the time we amend our certificate of incorporation in a manner such that we will have a sufficient number of authorized shares of common stock to permit conversion of all shares of Series Z preferred stock.

(6)   Percent of Class assumes the issuance of common stock issuable upon the conversion of Series Z preferred stock issued at the effective time of the Merger (assuming no conversion of any presently outstanding Halo Group preferred stock or exercise of any presently outstanding Halo Group stock options) and, to the extent they will become convertible or exercisable on or within 60 days after November 13, 2009, the conversion of Halo Group preferred stock and exercise of Halo Group stock options held by the person but (except for the calculation of beneficial ownership by all executive officers and directors as a group) by no other person or entity.

(7)   Includes (a) 3,822 shares of GVC Series Z preferred stock (1,302,033 shares of GVC common stock into which such Series Z preferred stock is convertible) issuable upon exercise of Halo Group stock options and (b) 3,194 shares of GVC Series Z preferred stock (1,088,095 shares of GVC common stock into which such Series Z preferred stock is convertible) issuable upon conversion of Halo Group preferred stock.

(8)   Represents shares issuable upon exercise of Halo Group stock options.

(9)   Includes 978 shares of GVC Series Z preferred stock (330,098 shares of GVC common stock into which such Series Z preferred stock is convertible) issuable upon conversion of Halo Group preferred stock.

(10)   Includes (a) 6,600 shares of GVC Series Z preferred stock (2,248,410 shares of GVC common stock into which such Series Z preferred stock will be convertible) issuable upon exercise of Halo Group stock options and (b) 3,194 shares of GVC Series Z preferred stock (1,088,095 shares of GVC common stock into which such Series Z preferred stock will be convertible) issuable upon conversion of Halo Group preferred stock.

HOUSEHOLDING OF MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of this Notice of Action by Written Consent of Stockholders and Information Statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of an information statement either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to the Office of General Counsel, Halo Companies, Inc., One Allen Center, Suite 110, 700 Central Expressway South, Allen, Texas 75013, we will provide a separate copy of the information statement.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. This information can be inspected and copied at the Public Reference Room at the SEC’s office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such information may also be accessed electronically by means of the SEC’s home page on the internet at http://www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains the reports and other information we file electronically. We make available free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this information statement.

ANNEX A

RESTATED

CERTIFICATE OF INCORPORATION

OF

GVC VENTURE CORP.

(Pursuant to Sections 245 and 242 of the General
Corporation Law of the State of Delaware)

GVC VENTURE CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby, pursuant to the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware, amend and restate in its entirety the Corporation’s Certificate of Incorporation.  The Certificate of Incorporation of the Corporation was originally filed on December 9, 1986 and the name under which the Corporation was originally incorporated was Grow Ventures Corp.  The amendments and additions made by this Restated Certificate of Incorporation have been duly authorized by the Board of Directors of the Corporation and approved by written consent of the stockholders of the Corporation, all in conformity with the provisions of the General Corporation Law of the State of Delaware.  This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware.

The Corporation’s Certificate of Incorporation is hereby superseded by the following Restated Certificate of Incorporation.

FIRST: The name of the corporation (the “Corporation”) is Halo Companies, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business and the purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be now or hereafter organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of which the Corporation shall have authority to issue is Three Hundred Seventy-Six Million (376,000,000), of which Three Hundred Seventy-Five Million (375,000,000) shall be Common Stock with a par value of $0.001 per share, and One Million shall be Preferred Stock with a par value of $0.001 per share.

No holder of any shares of any class of stock of the Corporation now or hereafter authorized shall have any pre-emptive right or be entitled as a matter of right as such holder to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, securities, warrants or other instruments are now or hereafter authorized or issued and thereafter acquired by the Corporation.

A description of the different classes of stock of the Corporation and the manner of determining the designations and number of series of Preferred Stock and the relative voting, dividend, liquidation and other rights, preferences and limitations of each such series are as follows:

 (a)           Preferred Stock.  The Board of Directors is hereby empowered to cause the Preferred Stock to be issued from time to time for such consideration as it may from time to time fix, and to cause such Preferred Stock to be issued in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.  Each such series of Preferred Stock shall be distinctly designated.  Except in respect of the particulars fixed by the Board of Directors for each series as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical.  All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.  The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series of Preferred Stock so designated by the Board of Directors, the voting powers of such series, if any, and the designations, preferences and relative, participating. optional and other special tights and the qualifications, limitations and restrictions thereof, if any, for such series, including without limitation the following:

(1)   The distinctive designation of and the number of shares of Preferred Stock which shall constitute. such series; provided that such number may be increased (except where otherwise provided by the Board of Directors and in any case not above the number of authorized but then unissued shares thereof) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(2)   The rate and time at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other series of Preferred Stock or any other class of stock of the Corporation and whether such dividends shall be cumulative or non-cumulative;

(3)   The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class of stock or any series of any class of stock of the Corporation and the terms and conditions of such conversion or exchange;

(4)   Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such series may be redeemed;

(5)   The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(6)   The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

(7)   The voting powers, if any, of the holders of such series of the Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with any other series of the Preferred Stock as a class, (i) to vote more or less than one vote per share on any or all matters voted upon by the stockholders, and (ii) to elect one or more directors of the Corporation if there has been a default in the payment of dividends on any one or more series of the Preferred Stock or under such other circumstances and upon such other conditions as the Board of Directors may fix.

Except as otherwise provided in this Restated Certificate of Incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time, without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine.  Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

(b)           Series Z Preferred Stock.  This subparagraph (b) of this Article FOURTH is intended to fully incorporate the terms of, and be a successor to, that certain Certificate of Designation of Series Z Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on September 30, 2009.  The powers, designations, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions of the Corporation’s Series Z Convertible Preferred Stock are hereby fixed as set forth below:

RESOLVED, that pursuant to the authority conferred on the Board of Directors of the Corporation by its Certificate of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

1.   Designation.  The series of preferred stock established hereby shall be designated “Series Z Convertible Preferred Stock” (and shall be referred to herein as the “Series Z Preferred Shares”).

2.   Number.  The authorized number of Series Z Preferred Shares shall be one million (1,000,000).  The number of shares of Series Z Preferred Stock may be decreased by resolution of the Board; provided, however, that no decrease shall reduce the number of Series Z Preferred Shares to less than the number of shares then issued and outstanding.  In the event any Series Z Preferred Shares shall be converted pursuant to Section 7, (i) the Series Z Preferred Shares so converted shall be retired and cancelled and shall not be reissued and (ii) the authorized number of Series Z Preferred Shares set forth in this Section 2 hereof shall be automatically reduced by the number of Series Z Preferred Shares so converted and the number of shares of the Corporation’s undesignated Preferred Stock shall be deemed increased by such number.

3.   Rank.  The Series Z Preferred Shares shall, with respect to dividend rights, rank on a parity with the Corporation’s Common Stock, having the entitlement to the dividends provided in Section 5.  The Series Z Preferred Shares shall, with respect to rights upon the occurrence of a Liquidation Event (as defined in Section 6 below), rank senior to the Corporation’s Common Stock to the extent of $.001 per Series Z Preferred Share and on a parity with the Corporation’s Common Stock as to amounts in excess thereof as provided in Section 6.  The Series Z Preferred Shares shall rank (a) senior to any other class or series of capital stock of the Corporation hereafter created specifically ranking junior to the Series Z Preferred Shares as to the payment of dividends and/or rights upon the occurrence of a Liquidation Event (collectively, “Junior Stock”); (b) on a parity with any class or series of capital stock of the Corporation hereafter created specifically ranking on parity with the Series Z Preferred Shares as to the payment of dividends and/or rights upon the occurrence of a Liquidation Event (collectively, “Parity Stock”), and (c) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking senior to the Series Z Preferred Shares as to the payment of dividends and/or rights upon the occurrence of a Liquidation Event (collectively, “Senior Stock”).

4.   Voting Rights.  The holders of Series Z Preferred Shares shall vote together with the holders of the Common Stock as a single class on all matters submitted to the holders of Common Stock, with each holder of Series Z Preferred Shares having one vote for each share of Common Stock into which such holder’s Series Z Preferred Shares would be converted if converted immediately prior to the record date for determining holders of Common Stock entitled to vote on such matters (regardless of the number of shares of Common Stock that the Corporation is then authorized to issue).  In addition to such voting rights and such voting rights specifically afforded to holders of a series preferred stock to vote as part of a class or series thereof under the Delaware General Corporation Law (the “DGCL”), without the affirmative vote of the holders (acting together as a separate class) of at least a majority of Series Z Preferred Shares at the time outstanding given in person or by proxy at any annual or special meeting, or, if permitted by law, in writing without a meeting, the Corporation shall not alter, change, amend or repeal the voting rights or the powers, preferences or rights of the Series Z Preferred Shares.

5.   Dividends.  The Series Z Preferred Shares shall not be entitled to receive a dividend, except as provided in this Section 5.  In the event that the Corporation declares or pays any dividends upon its Common Stock (whether payable in cash, securities or other property), other than dividends payable to holders of Common Stock solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of its Series Z Preferred Shares at the same time that it declares and pays such dividends to the holders of its Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series Z Preferred Shares had all of the outstanding Series Z Preferred Shares been converted immediately prior to the record date for determining holders of Common Stock entitled to such dividend (regardless of the number of shares of Common Stock that the Corporation is then authorized to issue) or, if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends is to be determined.  As long as any Series Z Preferred Shares remain outstanding, no dividends shall be declared on any stock ranking junior as to the payment of dividends without the consent in writing of holders of at least a majority of the Series Z Preferred Shares then outstanding.  No dividend shall be declared, paid or set aside on Common Stock or any class or series of capital stock ranking on a parity with Series Z Preferred Stock with respect to dividends unless the dividend provided herein for Series Z Preferred Stock is declared, paid or set aside; provided, however, that dividends on Common Stock and any other class or series of capital stock ranking on a parity as to dividends with shares of Series Z Preferred Stock shall be declared, set aside and paid pro rata so that the amount of dividends declared, set aside and paid per share on Series Z Preferred Stock and per share of such other class or series of capital stock shall in all cases bear to each other the same ratio that their respective dividend entitlements bear to each other.

6.   Liquidation Right and Preference.  In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of Series Z Preferred Shares shall be entitled to receive in cash, out of the assets of the Corporation available for distribution to stockholders, an amount per share for each outstanding Series Z Preferred Share equal to $0.001 (the “Liquidation Value”) after any payments shall be made or any assets shall be distributed to the holders of Senior Stock, but before any payments shall be made or any assets shall be distributed to the holders of any class of Common Stock of the Corporation or any Junior Stock.  After payment of the full Liquidation Value to which holders of Series Z Preferred Shares are entitled, the holders of the Series Z Preferred Shares shall be entitled to receive the amount which would have been payable in any distribution of assets of the Corporation with respect to Common Stock issuable upon conversion of the Series Z Preferred Shares had all of the outstanding Series Z Preferred Shares been converted immediately prior to the Liquidation Event (regardless of the number of shares of Common Stock that the Corporation is then authorized to issue).  As long as any Series Z Preferred Shares remain outstanding, no amounts shall be paid upon Liquidation Event to any Junior Stock without the consent in writing of holders of at least a majority of the Series Z Preferred Shares then outstanding.  If, upon any Liquidation Event, the assets of the Corporation are insufficient to pay the Liquidation Value to which the holders of such Series Z Preferred Shares, the holders of Parity Stock and holders of  Common Stock to the extent provided herein are entitled, the holders of such Series Z Preferred Shares, Parity Stock and Common Stock to the extent provided herein shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled.  Neither the merger or consolidation of the Corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the Corporation nor the sale, lease, exchange or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all the assets of the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation.

7.   Conversion.

(a)   Conversion Rate.  The Series Z Preferred Shares shall be initially convertible into Common Stock at the rate of 340.668384 shares of Common Stock per share of Series Z Preferred Stock (as adjusted pursuant to Sections 8(a) and (b), the “Conversion Rate”), rounded up to the nearest whole share. The shares of Common Stock issuable upon conversion of the Series Z Preferred Shares shall be referred to herein as the “Conversion Shares.”  The Conversion Rate shall be subject to adjustment pursuant to Sections 8(a) and (b).

(b)   Conversion.  The Series Z Preferred Shares may not be converted until such time after the date hereof as the Corporation shall have effected an Authorized Share Increase (as hereinafter defined).  At such time as an Authorized Share Increase has become effective under all applicable provisions of the DGCL and the Corporation’s Certificate of Incorporation (the “Automatic Conversion Date”), the Series Z Preferred Shares shall, automatically and without any action on the part of the holders thereof, convert into a number of fully paid and nonassessable shares of Common Stock based on the Conversion Rate then in effect. The term “Authorized Share Increase” shall mean that the Corporation shall have amended its Certificate of Incorporation so as to increase the number of shares of Common Stock (whether by increasing the total number of authorized shares of Common Stock or combining the outstanding shares of Common Stock into a smaller number of shares or both) such that there exists a sufficient number of shares of Common Stock (after giving effect to any increase and/or combination of outstanding shares of Common Stock that the Corporation may implement) to enable all of the authorized number of Series Z Preferred Shares to be converted at the Conversion Rate then in effect.

(c)   Conversion Mechanics.  Upon the Automatic Conversion Date, the rights of each holder of Series Z Preferred Shares (other than the right to receive shares of Common Stock upon conversion of the Series Z Preferred Shares pursuant to the terms hereof, as such holder) shall cease and such holder shall be treated for all purposes as the record holder of the Conversion Shares.  As promptly as practicable on or after the Automatic Conversion Date, the Corporation shall issue and cause to be mailed or delivered to such holder a notice stating that the Automatic Conversion Date has occurred and that the Series Z Preferred Shares have been deemed to have been converted in accordance with this Section 7. Upon the occurrence of an automatic conversion of the Series Z Preferred Shares pursuant to this Section 7, the holders of the Series Z Preferred Shares shall surrender to the Corporation the certificates representing the Series Z Preferred Shares for which such conversion has occurred and the Corporation shall, upon receipt of such certificate(s), cause its transfer agent to deliver the shares of Common Stock issuable upon such conversion to the holder promptly following the holder’s delivery of the applicable Series Z Preferred Share certificate(s).  The Corporation shall not be obligated to issue the shares of Common Stock issuable upon such conversion, however, unless certificates evidencing such Series Z Preferred Shares are either delivered to the Corporation or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed, and executes an affidavit or agreement satisfactory to the corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

(d)   Reservation of Shares Issuable Upon Conversion.  The Corporation shall, at all times following the Authorized Share Increase, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series Z Preferred Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series Z Preferred Shares; and, if at any time following the Authorized Share Increase, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Series Z Preferred Shares, the Corporation will, as soon as practicable, take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

8.   Other Terms of Series Z Preferred Shares.

(a)   Stock Split, Stock Dividend, Recapitalization, etc.  If the Corporation, at any time while any Series Z Preferred Shares are outstanding, shall (i) pay a stock dividend or otherwise make a distribution or distributions payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (ii) subdivide outstanding shares of Common Stock into a larger number of shares, (iii) combine outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of shares of Common Stock any shares of capital stock of the Corporation, then the Conversion Rate in effect immediately prior thereto shall be adjusted to the nearest six decimal places by the Corporation’s Board of Directors so that, upon the happening of such event, the holder of any Series Z Preferred Shares thereafter surrendered for conversion shall be entitled to receive, as nearly as is practicable, the number of shares of Common Stock or other capital stock which such holder would have owned or have been entitled to receive immediately after the happening of any of the events described above had such Series Z Preferred Shares been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier.  Any adjustment made pursuant to this Section 8(a) shall become effective at the time of a distribution in the case of clauses (i) and (ii) above and the effective date of the event in the case of clauses (iii) and (iv) above.

(b)   No Impairment.  Unless approved in accordance with Section 4 hereof, the Corporation will not, by amendment of its Certificate of Incorporation or this Certificate of Designation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect against impairment of the conversion rights described in Section 7 to of the holders of the Series Z Preferred Shares.

(c)   Notices of Record Date.  In the event that the Corporation shall propose at any time:

(i)
to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus (for avoidance of doubt, the foregoing phrase does not include any event specified in clauses (i), (ii) and (iii) of Section 8(a));

(ii)	to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iii)
to merge with or into any other corporation (other than a merger in which the holders of the outstanding voting equity securities of the Corporation immediately prior to such merger will hold more than fifty percent (50%) of the voting power of the surviving entity immediately following such merger), or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Series Z Preferred Stock:

(1)   at least ten (10) days’ prior written notice of the date on which a record shall be taken for such dividend or distribution referred to in clause (i) above (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above; and

(2)   in the case of the matters referred to in (ii) and (iii) above, at least ten (10) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Series Z Preferred Shares at the address for each such holder as shown on the books of the Corporation and shall be deemed given when so mailed.

  9.   Preemptive Rights.  Holders of Series Z Preferred Shares shall have no preemptive rights with respect to any future issuances of securities by the Corporation.

10.   Loss, Theft, Destruction of Series Z Preferred Shares.  Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of certificates representing Series Z Preferred Shares and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series Z Preferred Shares, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated certificates representing Series Z Preferred Shares, new certificates representing Series Z Preferred Shares of like tenor.

 (c)           Common Stock.  The Common Stock shall be subject to the prior rights of the holders of the Preferred Stock as set forth above.

At every meeting of the stockholders, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his name on the books of the Corporation.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of Preferred Stock and to the holders of outstanding shares of any other class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or purchase fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the Board of Directors.

In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of the shares of Preferred Stock and any other class having preference over the Common Stock in the event of liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the Common Stock, and of any class or series of stock entitled to participate therewith, in whole or part, as to distributions of assets, shall be entitled to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

Each share of Common Stock shall have the same relative rights as and be identical in all respects with all the other shares of Common Stock.

FIFTH:   The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:

(1)   The Corporation may amend, alter, change or repeal any provisions contained in this Restated Certificate of Incorporation or in any amendment thereto, in the manner now or hereafter prescribed by law.  The Board of Directors shall have the power, concurrent with the power of the stockholders, to make, alter, amend and repeal the By-Laws of the Corporation.  Any By-Laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.

(2)   Board of Directors

(a)   Number, Term of Office, Classification - The business and affairs of the Corporation shall be managed by the Board of Directors.  The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, which may at any time be outstanding, voting separately as a class) shall be not fewer than 3 nor more than 12, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors.

(b)   Vacancy, Removal, Nomination - Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directorship to be filled by reason of an increase in the number of directors and any other vacancy on the Board of Directors, however caused, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  Any director so elected to fill a vacancy shall hold office until his or her successor shall have been elected and qualified.

No person shall be eligible for election as a director at any annual or special meeting of stockholders unless such person was nominated by action of the Board of Directors or a written request that his or her name be placed in nomination is received from a stockholder of record by the Secretary of the Corporation not less than sixty (60) days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation and the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto.  During the terms of office of such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in subparagraph (a) of this paragraph 2.

(3)   The By-Laws may prescribe the number of directors necessary to constitute a quorum and such number may be less than a majority of the total number of directors, but shall not be less than one-third of the total number of directors.

SIXTH:    (1)    In addition to any affirmative vote required by law or this Restated Certificate of Incorporation or the By-Laws of the Corporation, a Business Combination (as hereinafter defined) shall be approved by the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class.  Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

(2)   The provisions of paragraph 1 of this Article SIXTH shall not be applicable to any particular Business Combination, and such Business Combination need be approved by only such affirmative vote, if any, as is required by law or by any other provision of this Restated Certificate of Incorporation or the By-Laws of the Corporation, or any agreement with any national securities exchange, if the Business Combination shall have been approved (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Stockholder, as hereinafter defined, to become an Interested Stockholder) by a majority of the Continuing Directors (as hereinafter defined).

(3)   The following definitions and interpretations shall apply with respect to this Article SIXTH.

(a)   The term “Business Combination” shall mean:

1.   any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate (as hereinafter defined) of an Interested Stockholder; or

2.   any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other agreement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of an Interested Stockholder involving any assets, securities or commitments of the Corporation, any Interested Stockholder, any Subsidiary of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

3.   the adoption of any plan or proposal for the liquidation or dissolution of the Corporation which is voted for, approved or consented to by any Interested Stockholder; or

4.   any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

5.   any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (1) to (4).

(b)   The term “Capital Stock” shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Restated Certificate of Incorporation, and the term “Voting Stock” shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

(c)   The term “person” shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

(d)   The term “Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan for the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (i) is the beneficial owner of Voting Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; provided, however, that notwithstanding the foregoing and anything contained in this Restated Certificate of Incorporation to the contrary, Halo Companies, Inc. or its successors in interest shall not be deemed an Interested Stockholder as defined in this Article SIXTH.

(e)   A person shall be a “beneficial owner” of any Capital Stock (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.  For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (d) of this paragraph 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this subparagraph (e) of paragraph 3, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise.

(f)   The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934 as in effect on the date that this Article SIXTH is approved by the Board (the term “registrant” in such Rule 12b-2 meaning in this case the Corporation).

(g)   The term “Subsidiary” means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for purposes of the definition of Interested Stockholder set forth in subparagraph (d) of this paragraph 3, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

(h)   The term “Continuing Director” means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

(4)   A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article SIXTH, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, and (c) whether a person is an Affiliate or Associate of another. Any such determination made in good faith shall be binding and conclusive on all parties.

(5)   Nothing contained in this Article SIXTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

(6)   Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Restated Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with this Article SIXTH.

SEVENTH:   Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH:   (1)           Each person who at any time is or was an officer or director of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is an officer or director of the Corporation or serves or served at the request of the Corporation as an officer, director, employee, member, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding to the full extent permitted by the General Corporation Law of the State of Delaware.

(2)   The indemnification provided by this Article EIGHTH shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, member, employee, trustee or agent and shall inure to the benefit of heirs, executors and administrators of such person.

(3)   The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article EIGHTH or of the General Corporation Law of the State of Delaware.

NINTH:   No person who is or was a director of the Corporation shall be personally liable to the Corporation  or its stockholders for monetary damages for breach of fiduciary duty as a director unless, and only to the extent that, such director is liable (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit.  If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.  No amendment to, repeal or adoption of any provision of this Restated Certificate of Incorporation inconsistent with this article shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision.

 IN WITNESS WHEREOF, GVC Venture Corp. has caused this Restated Certificate of Incorporation to be signed by its Chief Executive Officer on this ___ day of __________, 2009.

GVC Venture Corp.

By:          _____________________________
Brandon Cade Thompson
Chief Executive Officer

ANNEX B

AMENDMENT TO RESTATED

CERTIFICATE OF INCORPORATION

OF

HALO COMPANIES, INC.

(Pursuant to Section 242 of the General
Corporation Law of the State of Delaware)

Halo Companies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  The Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation (the “Amendment”), declaring the Amendment to be advisable and calling for submission thereof to the stockholders of the Corporation.  The resolution setting forth the proposed Amendment is as follows:

RESOLVED, that subject to stockholder approval in accordance with the Delaware General Corporation Law, the first paragraph of Article FOURTH of the Corporation’s Restated Certificate of Incorporation be amended and restated to read in its entirety as follows:

The total number of shares of which the Corporation shall have authority to issue is Three Hundred Seventy-Six Million (376,000,000), of which Three Hundred Seventy-Five Million (375,000,000) shall be Common Stock with a par value of $0.001 per share, and One Million shall be Preferred Stock with a par value of $0.001 per share.  Each 7.57 shares of Common Stock issued and outstanding immediately prior to the time this Restated Certificate of Incorporation becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one (1) fully-paid and nonassessable share of Common Stock.

SECOND:  This Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Halo Companies, Inc. has caused this Amendment to Restated Certificate of Incorporation to be signed by its Chief Executive Officer on this ___ day of __________, 2009.

Halo Companies, Inc.

By:          _______________________________
Brandon Cade Thompson
Chief Executive Officer

ANNEX C

BY-LAWS

HALO COMPANIES, INC.

ARTICLE I

Stockholders

SECTION 1.      Annual Meeting. A regular annual meeting of the stockholders shall be held for the election of directors and the transaction of such other business as may come before the stockholders for action on the last Thursday in October at 10:00 a.m. or at such other time and at such place, within or without the State of Delaware, as may be designated from time to time by the Board of Directors.

SECTION 2.      Special Meetings. Special meetings of the stockholders, other than those required by law, for any purpose or purposes, may be called at any time only by the Chairman of the Board, the Chief Executive Officer or by vote of the Board of Directors.

SECTION 3.      Notice. Written notice of the place, time and, in the case of special meetings, the purposes or purposes of the annual and of any special meetings of the stockholders shall be given to each stockholder of record entitled to vote at the meeting by posting the same in an envelope, with the postage prepaid, addressed to him at his address as contained in the records of stockholders maintained by the Corporation or its transfer agent or by delivering the same personally, not less than ten nor more than sixty days before the date of the meeting.

SECTION 4.      Voting. Except at otherwise may be provided in the Certificate of Incorporation, on each matter submitted to vote at a meeting of stockholders, each stockholder shall be entitled to one vote for each share of stock standing in his name in the books of the Corporation on the record date fixed for the meeting. Such vote may be given personally or by another person authorized to act for the stockholder by a proxy in writing. Each proxy shall be deposited with the Secretary. The election of directors shall be by ballot and, except as otherwise provided by the laws of Delaware, the vote upon any other matter before the meeting need not be by ballot.

SECTION 5.      Quorum. The holders of shares entitled to cast at a meeting a majority of the votes attributable to all issued and outstanding shares of the Corporation, and who shall be present in person or by proxy shall constitute a quorum for the transaction of business at such meeting. When the holders of any class or a series are entitled to vote separately on a specified item of business, then a quorum for such vote shall be the holders of shares of the class or series of shares entitled to cast a majority of the votes of such class or series of shares.

SECTION 6.      Adjournments. Any meeting of the stockholders may be adjourned to another place, date and time by the vote of the holders of shares entitled to cast a majority of the votes present at such meeting. When a meeting is so adjourned it shall not be necessary to give notice of the adjourned meeting (except as otherwise provided by law), provided the place, date and time to which the meeting is adjourned is announced at the meeting at which the adjournment is taken.

SECTION 7.      Inspectors of Election. The Board of Directors may choose two persons (who need not be stockholders) to act as Inspectors of Election at any meeting of the stockholders. In case of a failure by the Board to choose Inspectors, or in case an Inspector chosen shall fail to attend or refuse to serve and shall not have been replaced by the Board, the presiding officer at any meeting of stockholders may choose Inspectors to act at such meeting.

SECTION 8.      Order of Business. The order of business at all meetings of the stockholders shall be determined by the presiding officer. The order of business so determined, however, may be changed by vote of the holders of shares entitled to cast a majority of the votes at the meeting present in person or represented by proxy.

ARTICLE II

Board of Directors

SECTION 1.      Number and Qualifications. The number of directors (exclusive of directors, if any, elected by the holders of one or more series of preferred stock, which may at any time be outstanding, voting separately as a class pursuant to the provisions of the Certificate of Incorporation applicable thereto) shall be not fewer than 3 nor more than 12 directors, the exact number to be determined from time to time by resolution adapted by affirmative vote of a majority of the entire Board of Directors.

The directors need not be stockholders of the Corporation.

SECTION 2.      Election, Term of Office and Vacancies. Directors shall be elected by ballot at the annual meeting of stockholders by a plurality of the votes cast, in person or by proxy, by the stockholders entitled to vote, each to hold office until the expiration of his term of office and a successor is elected and qualified or his earlier resignation, retirement or removal from office.

If any vacancy shall occur among the directors, including a vacancy resulting from an increase in the number of directors constituting the entire Board of Directors, a majority of directors then in office although less than a quorum, or a sole remaining director may fill such a vacancy and any director so chosen shall hold office until his successor is elected and qualified.

In case of a vacancy on the Board, the remaining directors shall continue to act; but, if at any time their number be reduced to less than a quorum, the remaining directors or director shall fill the vacancies.

SECTION 3.      Place of Meetings. The directors may hold their meetings at such place or places, within or without the State of Delaware, as may be designated in the notice of the meeting.

SECTION 4.      Notice of Meetings. A regular meeting of the Board of Directors shall be held at such place, at such time and on such notice as the Board of Directors shall determine from time to time, and a special meeting shall be held as and when the Chairman of the Board or the Chief Executive Officer shall call the same. Notice of the time and place of a special meeting shall be given:

(a)      not less than 48 hours before such meeting, by written notice mailed to a director, or

(b)      not later than the calendar day immediately preceding the date of such meeting, by personal delivery, or by telephone call or by sending an electronic transmission to a director.

A waiver of notice of any such meeting signed by all of the directors, whether before or after the time of such meeting, shall be deemed equivalent to notice thereof.

SECTION 5.      Quorum. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, one director may adjourn any meeting from time to time until a quorum shall be present and no notice of the adjourned meeting need be given if the time and place are fixed at the meeting adjourned and if the period of adjournment does not exceed ten days in any one adjournment.

ARTICLE III

Committees

SECTION 1.      Executive Committee. The Board of Directors by resolution adopted by a majority of the entire Board may appoint an Executive Committee (and may discontinue the same at any time) to consist of three or more directors of the Corporation to hold office during the pleasure of the Board. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, including, without limitation, the power and authority to declare a dividend; authorize the issuance of stock; adopt a certificate of ownership and merger; or authorize the seal of the Corporation to be affixed to all papers which may require it; but no such Committee shall have the power or authority to: (a) amend the Certificate of Incorporation of the Corporation, except that such committee may, to the extent authorized in a resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or authorize the increase or decrease of the shares of any series; (b) adopt an agreement of merger or consolidation; (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amend the By-Laws. Meetings of the Executive Committee may be called at any time by the Chairman of the Executive Committee or any two members of the Executive Committee. Two members of the Executive Committee, one of whom shall be the Chairman of the Executive Committee, shall constitute a quorum for the transaction of business.

SECTION 2.      Other Committees. The Board of Directors by resolution passed by a majority of the entire Board may appoint such other Committees as may be deemed advisable and may terminate any such Committee at any time. Each Committee shall have one or more members who shall serve at the pleasure of the Board and shall have such powers as may be provided by resolution of the Board and permitted by the laws of the State of Delaware. Two members of each of such Committees shall constitute a quorum for the transaction of business except that when such a Committee consists of one member, then one member shall constitute a quorum.

ARTICLE IV

Officers and Agents

SECTION 1.      Election. The Board of Directors annually shall elect or appoint the following officers: a Chief Executive Officer, a President, a Secretary and a Treasurer, each to serve until his successor is elected and qualified. The Board from time to time also may elect or appoint a Chairman of the Board, a Chairman of the Executive Committee, one or more Vice Presidents (who may have such additional descriptive designations as the Board may determine), a Controller, one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and any such other officers and agents as it determines proper, all of whom shall hold office during the pleasure of the Board. The same person may hold any two or more of the aforesaid offices, but no officer shall execute, acknowledge, or verify an instrument in more than one capacity if such instrument is required by law or by the By-Laws to be executed, acknowledged or verified by two or more officers. The Chairman of the Board and the Chairman of the Executive Committee of the Board shall be chosen from among the Directors, but the other officers need not be members of the Board.

SECTION 2.      Compensation. The salary or compensation of all officers and agents elected or appointed by the Directors shall be fixed by the Board except as the Board by resolution otherwise shall provide.

SECTION 3.      Duties; Removal. The Board of Directors from time to time may prescribe the duties of the officers, agents and employees of the Corporation, and all officers, agents and employees of the Corporation shall be subject to immediate removal by the Board of Directors with or without cause.

SECTION 4.      The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. He shall make such reports from time to time as the Board of Directors may require and have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 5.     The Vice Chairman of the Board.  In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the Board of Directors.  In the absence of the Chairman of the Board and the Chief Executive Officer, the Vice Chairman of the Board shall preside at all meetings of the stockholders.  He shall make such reports from time to time as the Board of Directors may require and have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 6.      The Chairman of the Executive Committee. The chairman of the Executive Committee shall preside over meetings of the Executive Committee. He shall make such reports on the proceedings of the Executive Committee as the Board of Directors may from time to time require and shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 7.      The Chief Executive Officer.  The Chief Executive Officer of the Corporation shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders.

SECTION 8.      The President. The President shall, in the absence of the Chief Executive Officer, have all the powers and perform all the duties of the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be assigned to him by the Chief Executive Officer.

SECTION 9.      Vice Presidents. Each Vice President shall perform such duties as the Board of Directors, the Chairman of the Board or the Chief Executive Officer from time to time shall designate or require.

SECTION 10.      Assistant Vice Presidents. The Assistant Vice Presidents shall perform such duties as froth time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or a Vice President.

SECTION 11.      The Secretary. The Secretary shall record the votes, acts and proceedings of the stockholders, of the directors and of the Executive Committee and other Committees of the Board of Directors in a book or books kept for that purpose. He shall have charge of the Corporate Seal. He shall perform such other duties as pertain to his office or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

SECTION 12.      Assistant Secretaries. The Assistant Secretaries shall exercise the powers and perform the duties of the Secretary in case of the absence or disability of the Secretary, and also shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary.

SECTION 13.      The Treasurer. The Treasurer shall have charge of the funds of the Corporation and keep the same in such trust company, bank or other depositary, as the Board of Directors from time to time shall authorize, to be withdrawn only by such officer or by such other persons as may be designated pursuant to authority granted by the Board. Proper accounts shall be kept of all receipts and disbursements made by the Corporation with the vouchers in support thereof which shall be submitted to any auditor or auditors appointed by the Board of Directors or the stockholders for inspection as and when required. All securities of the Corporation, of whatsoever nature, shall be kept in the custody of the Treasurer. The Treasurer shall perform such other duties as pertain to this office or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

SECTION 14.      Assistant Treasurers. The Assistant Treasurers shall exercise the powers and perform the duties of the Treasurer in case of the absence or disability of the Treasurer, and also shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

SECTION 15.      The Controller. The Controller shall be the principal accounting control officer of the Corporation. He shall be responsible for the keeping of full and complete books of account of all the operations of the Corporation and of all its assets and liabilities and he also shall perform such other duties as pertain to this office or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

SECTION 16.      Assistant Controllers. The Assistant Controllers shall exercise the powers and perform the duties of the Controller in case of the absence or disability of the Controller, and also shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Controller.

ARTICLE V

Capital Stock

SECTION 1.      Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or any or all classes or series the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the foregoing, every holder of stock in the Corporation shall be entitled to have a certificate for shares of stock evidencing such holder’s interest in the Corporation. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical. Certificates of stock shall state the registered owner, the number of shares represented by such certificate, and the class thereof and shall be signed by or in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation. If the certificate is countersigned by a transfer agent or registrar who is not an officer or an employee of the Corporation, the signatures of the Chairman of the Board, the Chief Executive Officer, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer may be facsimiles.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 151(f), 156, 202(a) or 218(a) of the Delaware General Corporation Law, including restrictions or limitations on the transfer, registration or voting of such share.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 2.      Transfer Agent and Registrar. The Board of Directors may appoint transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of a transfer agent and a registrar.

SECTION 3.      Transfer. Subject to applicable law and restrictions or limitations on the transfer, registration or ownership of any shares, transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the registered holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent appointed as provided in Section 2 of this Article, and with such proof of authority and the authenticity of signature as the Corporation or its transfer agent may reasonably require. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

SECTION 4.      Stockholder Records. The Corporation shall keep records either at its principal office or at the office of its transfer agent containing the names and addresses of all stockholders and the number, class and series of shares held by each and the dates when they became the owners of record of such shares, except that with respect to shares of its capital stock listed on a national securities exchange or traded on the over-the-counter market such records may be kept at the office of its transfer agent within or without the State of Delaware.

SECTION 5.      Stockholders’ Addresses. Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to him, and in default thereof, he shall not be entitled to service or mailing of any such notice.

SECTION 6.      Fixing Record Date. The Board of Directors for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or the stockholders entitled to receive payment of any dividend or allotment of any right or for the purpose of any other action may fix, in advance, a record date which shall be not more than sixty days nor less than ten days before the date of such meeting nor more than sixty days prior to any other action. Only such stockholders as shall be holders of record on the date so fixed shall be entitled to notice of and to vote at such meeting of stockholders and any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting, or to receive a payment of such dividend or to receive such allotment of rights or to participate in any other action, notwithstanding transfer of any stock on the books of the Corporation after any such record date is fixed as aforesaid.

SECTION 7.      Lost, Stolen, Destroyed or Mutilated Certificates. No certificate for shares or uncertificated shares of stock of the Corporation shall be issued in place of any mutilated certificate or of any certificate alleged to have been lost, destroyed or stolen, except on production of such mutilated certificate or on production of such evidence of such loss, destruction or theft as the Board of Directors may require, and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors may in its discretion deem sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Dividends

SECTION 1.      Dividends. Subject to the applicable law, dividends or other distributions on the outstanding shares of the capital stock of the Corporation may be paid in cash, in its own shares or other property. Dividends shall be mailed to the addresses of record established pursuant to Section 5 of Article V of these By-Laws or to such other address as may be designated by a stockholder of record in the manner set forth in such section.

SECTION 2.      Seal.  The corporate seal shall be an impression upon paper or wax bearing the words “HALO COMPANIES, INC.  Delaware 1986.”

ARTICLE VII

Fiscal Year; Amendment of By-Laws

SECTION 1.     Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

 SECTION 2.     Amendment of By-Laws. Except as otherwise provided by the Certificate of Incorporation or in these By-Laws, the Board of Directors shall have the power, concurrent with the power of the stockholders, to make, alter and repeal the By-Laws of the Corporation by a majority vote of the entire Board.